SUPPLY AGREEMENT
This SUPPLY AGREEMENT (this “Agreement”), effective as of November 13th, 2014 (the “Effective Date”), is made by and between Miramar Labs, Inc., having a place of business at 2790 Walsh Ave., Santa Clara, Ca., (“Company”), and Broadband Wireless, LLC., having a place of business at 280 Greg St. Reno, NV 89502 (“Supplier”). Company and Supplier may be referred to herein each, individually, as a “Party” or, collectively, as the “Parties”.
BACKGROUND
A.    Company has a need for and desires to purchase Product(s) (as defined herein) for use in its microwave console; and
B.    Supplier produces, supplies, and desires to sell such Product(s) to Company for use in Company’s microwave console, all on the terms and conditions set forth herein below.
NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:
ARTICLE 1
DEFINITIONS
As used in this Agreement, the following capitalized terms shall have the meanings indicated below:
1.1
    “Applicable Laws” shall mean all laws, ordinances, rules and regulations of any governmental or regulatory authority within the United States that apply to the manufacture and supply of Products, including without limitation (a) all applicable federal, state and local laws and regulations; (b) the U.S. Federal Food, Drug and Cosmetic Act (“FDCA”), (c) regulations and guidelines of the FDA and other Regulatory Agencies and (d) current Quality System Regulations (QSR) promulgated by the FDA.
1.2
    “Facility” shall mean the QSR manufacturing facility located at 280 Greg St. Reno, NV 89502.
1.3
    “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto.
1.4
    Intellectual Property Rights means all rights (including rights of ownership, rights of license to use, rights arising through use and rights the subject of applications to register) in and to: Trademarks; Trade Secrets; Copyrights, Patents; and all designs, patents, copyright, processes, methods, inventions, product formulations, eligible layout rights and other intellectual property

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

rights of all kinds whether or not registered and protected by law and applications for any of the foregoing.
1.5
    “Product” shall mean the product described in Exhibit A hereto, which is manufactured and supplied to Company by Supplier under this Agreement.
1.6
    “Regulatory Agency” shall mean any governmental regulatory authority in the United States involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, distribution, packaging or use of pharmaceutical products, including the FDA.
1.7
    “Specifications” shall mean the specifications set forth and in Company’s Amplifier Specifications PN0514D and PN0514E.
ARTICLE 2

SUPPLY
2.1
    Product Supply. Subject to the terms and conditions of this Agreement, Supplier shall supply to Company all quantities of the Product ordered by Company under this Agreement.
2.2
    Form of Orders. Company’s orders for Product shall be made pursuant to a written purchase order on its standard form, and will provide for shipment in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by Supplier and Company so long as the maximum lead time shall not exceed sixty (60) days unless otherwise agreed to by the Parties. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED PURSUANT TO THIS AGREEMENT WILL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.
2.3
    Acceptance. Supplier shall accept and fill purchase orders that have been issued by Company in compliance with this Article 2. Supplier shall confirm its receipt of purchase orders submitted by Company by notifying Company or its designees, as the case may be, within three (3) business days after receiving such purchase order. For the avoidance of doubt, in the event Supplier does not so notify Company within such three (3) day period, then such purchase order shall be deemed received and accepted.
2.4
    Packaging. All Product delivered hereunder shall be suitably packed for shipment by Supplier in accordance with good commercial practice with respect to protection of such Product

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during transportation and marked for shipment to Company’s specified receiving point. Each package will be individually labeled with a description of its contents, including the manufacturer lot number, quantity of Product, date of manufacture and expiration date as applicable.
2.5
    Price. Prices for Products hereunder may only be changed by express written consent of the parties. Price increases of more than 3% must be supported by evidence of cost increases.
ARTICLE 3

PAYMENTS
3.1
    Price. The price to be paid by Company per unit of Product shall be as set forth on Exhibit B hereto and Company shall pay such price in accordance with the payment schedule described therein.
3.2
    Invoicing; Payment.
3.2.1
    Product Invoices. Supplier shall submit an invoice to Company upon shipment of Product ordered by Company under this Agreement for all amounts due with respect to such shipment. All invoices will be sent to the address specified in the applicable purchase order, and each invoice will state the aggregate and unit price for Product in a given shipment, plus any insurance, taxes, or other costs incident to the purchase or shipment initially paid by Supplier but to be borne by Company under this Agreement. Amounts payable shall be adjusted to reflect amounts advanced for subcomponent purchases. All undisputed invoices shall be due and payable within thirty (30) days of Company’s acceptance of the Product.
3.2.2
    Subcomponent Invoices. Supplier shall submit an invoice to Company upon receipt of a Subcomponent Purchase Order (“Subcomponent Invoice”). All Subcomponent Invoices will be sent to the address specified in the applicable Subcomponent Purchase Order, and each invoice will state the aggregate and unit price for subcomponents in a given order. All undisputed subcomponent invoices shall be due and payable within thirty (30) days of Company’s receipt of proof of purchase of such subcomponents.
3.3
    Taxes. All taxes (and any related penalties or interest) imposed on any payment by Company to Supplier shall be the sole responsibility of Supplier.
3.4
    Currency. All amounts payable by Company hereunder will be made in United States

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Dollars. Unless otherwise set forth, all amounts specified in any purchase order shall be deemed specified in United States Dollars.
ARTICLE 4

SUBCOMPONENTS
4.1
    Subcomponent Purchases. Company may, from time to time, issue purchase orders to Supplier for the purchase of subcomponents used in the manufacture of Product, including, without limitation, Company’s Purchase Order Number 15731 issued prior to the execution of this Agreement (“Subcomponent Purchase Order”). In the event Company issues such Subcomponent Purchase Order, Supplier shall purchase such subcomponents, properly store and retain such subcomponents in inventory for use solely in the manufacture of Products. Company shall own and have title to such subcomponents.
4.2
    Title Transfer. Upon payment by Company of any Subcomponent Invoice, the materials purchased under the associated Subcomponent Purchase Order shall, notwithstanding their physical location, become the property of Company (“Company Subcomponents”).
4.3
    Security Interests. Company shall have a security interest in all Company Subcomponents stored at Supplier’s facilities or facilities under Supplier’s control. On request of Company, Supplier will execute financing statements and other instruments that Company may request to perfect Company’s security interest.
4.4
    Delivery. Supplier shall, upon request by Company, deliver all Company Subcomponents to Company or Company’s designee.
ARTICLE 5

DELIVERY; ACCEPTANCE
5.1
    Delivery. Supplier shall deliver the quantities of Product ordered by Company on the dates specified in Company’s purchase orders submitted. All Product shipments shall be delivered FOB Company’s Dock, freight collect. The carrier shall be selected by agreement between Company and Supplier, except that if no such agreement is reached, Company shall select the carrier. Each shipment shall be insured for the benefit of Company.
5.2
    Acceptance. Acceptance by Company of Product delivered by Supplier shall be subject to inspection by Company or its designee. If on such inspection or testing Company or its designee discovers (a) visible damage to the Products, (b) that the Products are degraded due to heat or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

instability, or (c) that any Product fails to conform with the Specifications therefor or otherwise fails to conform to the warranties given by Supplier under this Agreement. Company or such designee may reject such Product, which rejection will be accomplished by giving written notice to Supplier. Upon request from Supplier, Company shall return the rejected Product in accordance with Supplier’s reasonable instructions and at Supplier’s expense. In the event that Supplier and Company agree (or there is an independent finding) that any Products failed to comply with the Specification, the Warranties set forth herein or Applicable Law. Supplier shall use its best efforts to replace properly rejected Product within the shortest possible time and in any event within thirty (30) days after Supplier’s receipt of notice thereof. In the event all or part of a shipment of Product is rejected prior to Company’s payment therefor. Company may withhold such payment until receipt of replacement Product that conform with the Specifications therefor and to the warranties given by Supplier under this Agreement.
5.3
    Latent Defects. Notwithstanding anything to the contrary herein, if Company first discovers that any Product fails to conform with the Specifications or is otherwise defective only after Company’s acceptance thereof, and such failure would not have been readily discoverable from a reasonable inspection or review of the Products or its associated documentation provided by Supplier (collectively, “Latent Defects”). Company shall have the continuing right to reject the Products, provided it notifies Supplier of the Latent Defect within fifteen (15) business days after the discovery of the Latent Defect.
ARTICLE 6

QUALITY
6.1
    Quality System. Supplier shall establish, document, and maintain a quality system compliant with 21 CFR Part 820 (US FDA) and EN ISO 13485:2012 (ISO 13485:2003) as applicable and including, but not limited to the following elements:
6.1.1
    Document and Records Control (21 CFR 820.40, 820.184; ISO 13458 4.2): Supplier shall maintain a document and revision control system for all specifications and procedures associated with product to be delivered to company. Records shall be maintained as described below.
6.1.2
    Management Responsibility (21 CFR 820.20; ISO 13458 5.1, 5.3, 5.5, 5.6, 4.2.2): Supplier’s top management shall provide evidence of its commitment to the development and implementation of the quality system and maintain its effectiveness.
6.1.3
    Personnel/Training (21 CFR 820.25; ISO 13458 6.2): Personnel performing work affecting product quality shall be competent on the basis of appropriate education, training, skills, and experience.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.1.4
    Equipment Control (21 CFR 820.70(g); ISO 13458 7.6): Supplier shall ensure all equipment used in manufacturing, test, and inspection of product meets specified requirements and is appropriately designed, constructed, maintained, and when necessary, verified or calibrated at specified intervals.
6.1.5
    Work Environment (21 CFR 820.70(f); ISO 13458 6.3, 6.4): Supplier shall determine and manage the work environment needed to achieve conformity to product requirements.
6.1.6
    Purchasing and Material Controls (21 CFR 820.50, 820.60, 820.140, 820.150, 8.20.80; ISO 13458 7.4, 7.5.3.3): Supplier shall establish criteria for selection, evaluation, and reevaluation of suppliers to ensure ability to supply product in accordance with requirements. Records of results of evaluations and any necessary actions arising from evaluations shall be maintained. Change control shall be applied to all suppliers. Any changes from original product supplied (material, source, manufacturing processes, etc.) must be approved by Customer. Supplier shall ensure purchased products and services meet applicable requirements upon receipt.
6.1.7
    Production and Process Control (21 CFR 820.70; ISO 13458 6.2, 7.5.1.1, 7.5.1.2.1, 7.5.2): Supplier shall develop, conduct, control, and monitor production processes to ensure product conforms to specifications.
6.1.8
    Control of Nonconforming Product (21 CFR 820.90; ISO 13458 8.3): Supplier shall ensure material not conforming to specified requirements is appropriately identified, segregated to prevent inadvertent use, documented, evaluated, and dispositioned.
6.1.9
    Internal Audits (21 CFR 820.22; ISO 13458 8.2.2): Supplier shall establish procedures for quality audits and conduct such audits at planned intervals to ensure the quality system is in compliance with established requirements, is effectively implemented, and maintained.
6.1.10
    Corrective and Preventive Action (21 CFR 820.100; ISO 13485 8.5.2, 8.5.3): Supplier shall establish and maintain documented procedures for implementing corrective and preventive action. Supplier shall take action to eliminate cause of nonconformities in order to prevent recurrence (corrective action) and determine action to eliminate causes of potential nonconformities to prevent occurrence (preventive action).
6.2
    Product Quality. All Product delivered by Supplier hereunder shall meet the applicable Specifications and shall be manufactured at the Facility in accordance with the Applicable Laws.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.3
    Quality Control. Prior to each shipment of Product, Supplier shall perform quality control testing procedures and inspections to verify that the Product to be shipped conforms fully to the applicable Specifications. Each shipment of Product shall be accompanied by a certificate of analysis in a form acceptable to Company and describing all current requirements of the Specifications, results of test performed certifying that the Product supplied have been manufactured, controlled and released at the Facility in accordance with the Specifications and Applicable Laws.
6.4
    Inspections. Supplier shall permit Company or its representatives and Company’s Notified Body under European Council Directive 93/42/EEC to inspect and audit at any time during Supplier’s normal business hours and work shifts, the facilities used, production lines, in‑process and finished goods and relevant books and records relevant to Company’s products in order to determine Supplier’s compliance with Applicable Laws and this Agreement.
6.5
    Recalls. Any decision by Company to recall any Product shall be made by Company, provided, however, that if Supplier reasonably believes a recall may be necessary with respect to any Product provided under this Agreement, Supplier shall immediately notify Company in writing. Company will promptly notify Supplier of any such decision to recall the Products. Supplier shall bear all costs and expenses arising out or resulting from any recall of Products resulting from (a) Supplier’s breach of its representation and warranties, (b) Supplier’s gross negligence or willful misconduct, or (c) the Product otherwise presenting a possible safety risk.
6.6
    Records. Supplier shall maintain a Device History Record (“DHR”) for all products delivered to Company.
6.6.1
    Content. The DHR will contain the following:
a)
    Serial/Lot number and Quantity released for Shipment
b)
    A copy of the Certificate of Analysis for the associated serial/lot number
c)
    Production Records including Test and Inspection data and Component Traceability

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d)
    Final Inspection Record including Completed Inspection and Test Form(s)
e)
    Identification of all Non-Conforming Material Reports, Deviations, and Corrective or Preventive Actions associated with the lot
6.6.2
    Maintenance. Supplier shall maintain DHR’s for a period of ten (10) years from date of product shipment or forward original records to Company upon request. Supplier will notify Company at least 30 days prior to destroying any records and will not destroy such records without approval from Company.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES
7.1
    Product Warranties. Supplier represents and warrants that:
7.1.1
    Specifications. All Product supplied hereunder shall comply with the applicable Specifications and, if applicable, shall conform with the information shown on the certificate of analysis provided for the particular shipment above for a minimum of twenty-four (24) months;
7.1.2
    Applicable Laws. The Facility, the manufacturing and supply activities contemplated herein, and all Product supplied hereunder shall comply with all Applicable Laws. Without limiting the foregoing, at the time of delivery to Company, none of the Product shall be adulterated or misbranded within the meaning of the FDCA, as amended and in effect at the time of shipment.
7.1.3
    No Encumbrance. Title to all Product provided to Company under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien, or other encumbrance.
7.2
    Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 6, NEITHER PARTY MAKES ANY WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL WARRANTIES.
ARTICLE 8

TERM AND TERMINATION

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8.1
    Term. The term of this Agreement shall commence on the Effective Date and continue in full force until the 5th anniversary of the Effective Date, unless terminated earlier in accordance with the terms of this Agreement.
8.2
    Miramar shall have the right to terminate this Agreement at any time, in its sole discretion, by giving Distributor nine (9) months prior written notice of such termination.
8.3
    Termination for Breach. Either Party may terminate this Agreement upon written notice in the event that the other Party shall have materially breached this Agreement, and such breach is not cured within thirty (30) days after receiving written notice of such breach. Notwithstanding the foregoing, if during such thirty (30) day period, the allegedly breaching Party disputes that it has materially breached this Agreement, then the other Party shall not have the right to terminate this Agreement until it has been finally determined in accordance with the terms of this Agreement that the allegedly breaching Party has materially breached this Agreement, and such Party fails to comply herewith within thirty (30) days thereafter.
8.4
    Effect of Expiration or Termination.
8.4.3
    Rights and Obligations. Termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party.
8.4.4
    Survival. The provisions of Article 7 (Representations and Warranties), Article 9 (“Confidentiality and Intellectual Property”), Article 10 (Indemnification”), and Article 11 (“General”) of this Agreement shall survive the termination of this Agreement for any reason.
ARTICLE 9

CONFIDENTIALITY AND INTELLECTUAL PROPERTY
9.1
    Confidential Information. Company may from time to time disclose to Supplier Confidential Information. “Confidential Information” means any information disclosed by Company to Supplier that, if disclosed in tangible form, is marked “confidential” or with other similar designation to indicate its confidential or proprietary nature or, if disclosed orally, is indicated orally to be confidential or proprietary by the Party disclosing the information at the time of the disclosure and is confirmed in writing as confidential or proprietary by Company within forty-five (45) days after such disclosure. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case as demonstrated by written

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

documentation: (a) was already known to Supplier. other than under an obligation of confidentiality, at the time of disclosure; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Supplier; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Supplier in breach of this Agreement; or (d) was subsequently lawfully disclosed to the Supplier by a person other than Company.
9.2
    Confidentiality. Supplier shall hold and maintain in strict confidence all Confidential Information of Company. Without limiting the foregoing, Supplier shall use or disclose the Confidential Information of Company, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Agreement. Nothing contained in this Article shall prevent Supplier from disclosing any Confidential Information of the other Party to the extent required by court order; provided that if Supplier is so required by court order to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to Company of such disclosure and will use its reasonable efforts to secure confidential treatment of such information.
9.3
    License. Supplier acknowledges that the Products are the products of Company and Supplier shall not manufacture Products for, or supply Products to, any third party. Company’s patents or other intellectual property rights, which cover the Products, are licensed to Supplier solely to manufacture the Products for supply to Company under this Agreement and for no other purpose. Further, during the term of this Agreement and the two (2) year period commencing on the end of the term of this Agreement, Supplier will not, without Company’s express written consent develop, tool or sell any product that uses technology substantially similar to the unique technology of Company (i.e. microwave for dermatology) or substantially similar construction as the Product.
9.4
    Intellectual Property. The Supplier acknowledges the Company’s exclusive ownership of all Intellectual Property Rights and ownership of the Product, including any modifications or improvements thereto (“Product Improvements”) and the tooling for the Product. Any product improvements shall be the property of Company. Supplier hereby assigns to Company all right, title and interest in and to all Product Improvements and all intellectual property rights therein. Supplier shall promptly notify Company of all Product Improvements of which Supplier is aware and shall assist Company, at Company’s request and expense, to seek and maintain intellectual property protection for all Product Improvements. As used herein, Product Improvements shall include all design information and all improvements, enhancements or changes to the Product. Product Improvements excludes any improvements made by Supplier to its generally applicable manufacturing methods. Supplier will deliver all tooling paid by the Company relating to the Products to Company within thirty (30) days of Company’s request. Supplier acknowledges that Supplier received no right to, and Supplier covenants that Supplier will not, supply the Products to any third party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 10

INDEMNIFICATION
Supplier shall indemnify, defend, and hold harmless Company, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: (a) use of the Products; (b) the negligent or intentionally wrongful acts or omissions of Supplier; or (c) breach by Supplier of any of its representations and warranties under this Agreement.
ARTICLE 11

GENERAL
11.1
    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the United States and the State of California, without reference to conflict of laws principles and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.
11.2
    Disputes. In the event of any dispute or claim arising out of or in connection with this Agreement, or the performance, breach or termination thereof, either Supplier or Company may, by written notice to the other Party, have such dispute referred to the Chief Executive Officers (or equivalent) of Supplier and Company, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received by such other Party. If the Parties are unable to resolve such dispute within such thirty (30) day period, such dispute shall be finally settled by binding arbitration by Judicial Arbitration and Mediation Services, Inc. (JAMS) under its rules of arbitration, by three (3) arbitrators appointed in accordance with said rules, unless the Parties to the dispute have agreed to have only one (1) arbitrator. The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction. The arbitral proceedings and all pleadings and evidence shall be in the English language. Any evidence originally in a language other than English shall be submitted with a certified English translation accompanied by an original or true copy thereof. The place of arbitration shall be in the State of Delaware, U.S.A. The costs of any arbitration, including administrative fees and fees of the arbitrator(s), shall be shared equally by the Parties to the dispute, unless otherwise determined by the arbitrator(s). Each Party shall bear the cost of its own attorneys’ and expert fees. The Parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any Party.
11.3
    Implied Obligations. This Agreement sets forth all of the rights and obligations of the Parties with respect to the subject matter hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4
    Assignment. The rights and obligations of each Party under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party. Any assignment in violation of this Article shall be null and void. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement, without the consent of the other Party, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise if the assignee or transferee has agreed to be bound by the terms and conditions of this Agreement.
11.5
    Notices. Any notice or report required or permitted to be given or made under this Agreement by either Party shall be in writing and delivered to the other Party at its address indicated in this Agreement (or to such other address as a Party may specify by notice under this Agreement) by courier or by registered or certified airmail, postage prepaid, courier service, or by facsimile, which facsimile is promptly confirmed, in writing, by registered or certified airmail, postage prepaid. All notices shall be effective as of the date received by the addressee.

If to Supplier:	Broadband Wireless, LLC 280 Greg St. Reno, NV 89502 Attn: Jim McKee, President Fax: 775 329-5545

If to Company:	Miramar Labs 2790 Walsh Avenue Santa Clara, CA 95051 Attn: CEO Fax: 408-579-8795

11.6
    Limitation of Liability. EXCEPT TO THE EXTENT SUPPIER MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER THIS AGREEMENT OR ANY WILLFUL BREACH OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.
11.7
    Headings. Headings included herein are for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.8
    Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either of the Parties of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
11.9
    Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, such section or portion thereof will be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, will be deemed divisible and deleted with respect to such jurisdiction, but the Agreement will not otherwise be affected.
11.10
    Independent Contractors. The relationship of Company and Supplier established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between Company and Supplier. Neither Party shall have any right, power, or authority to assume, create or incur any expense, liability. or obligation, express or implied, on behalf of the other.
11.11
    Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. Notwithstanding the foregoing, to the extent the terms and conditions of the body of this Agreement conflict with the terms and conditions of any Exhibit hereto, the terms and conditions of the body of this Agreement shall govern. No agreement or understanding varying or extending this Agreement shall be binding upon either Party, unless set forth in a writing which specifically refers to the Agreement that is signed by duly authorized officers or representatives of the respective Parties, and the provisions of the Agreement not specifically amended thereby shall remain in full force and effect.
11.12
    Counterparts. This Agreement may he executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.
COMPANY        SUPPLIER
By:     /s/ B.E. Shay        By:     /s/ J. McKee
Name: Bernard Shay        Name: James McKee
Title: General Counsel        Title: President

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A
PRODUCT DESCRIPTION

1.	PN0514-D Amplifier. [***] meeting the specifications in Miramar Labs PN0514D Drawing.

2.	PN0514-E Amplifier. [***] meeting the specifications in Miramar Labs PN0514E Drawing.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B
PRICES

A.	For Delivery Schedules of [***], the following pricing shall apply:

1.	PN0514-D Amplifier:
In order quantities of [***], the price would be:     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]

2.	PN0514-E Amplifier:
In order quantities of [***], the price would be:     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]

B.	For Delivery Schedules of [***], the following pricing shall apply:

1.	PN0514-D Amplifier:
In order quantities of [***], the price would be:     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]

2.	PN0514-E Amplifier:
In order quantities of [***], the price would be:     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]
In order quantities of [***], the price would be     [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.